EXHIBIT 22.1

                        BLUE DOLPHIN ENERGY COMPANY
                           List of Subsidiaries



     Company                            State of Incorporation

Ivory Production Co.                            Delaware

Mission Energy, Inc.                            Delaware

Blue Dolphin Pipe Line Company                  Delaware

Buccaneer Pipe Line Co.                           Texas

Blue Dolphin Services Co.                         Texas

Blue Dolphin Acquisition Company                 Delaware